                          SCHEDULE 14A (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

                       SOMNUS MEDICAL TECHNOLOGIES, INC.
               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14A-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2000

                               ----------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SOMNUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 11, 2000 at 10:00 a.m. local time, at 285 North Wolfe Road, Sunnyvale, California 94086 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1. To elect two (2) Class III directors to serve for terms of three years expiring upon the 2003 Annual Meeting of Stockholders or until their successors are elected. To elect one (1) Class I director to serve for a term of one year expiring upon the 2001 Annual Meeting of Stockholders or until their successors are elected.

    2. To approve an amendment to the Company's 1997 Director Stock Option Plan (the "Director Plan") to increase each director's initial grant from 20,000 to 30,000 shares, and to increase the annual director grant from 5,000 to 7,500 shares.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2000.

    4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 30, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          John G. Schulte
                                          President, Chief Executive Officer,
                                          and Director

Sunnyvale, California
April 12, 2000


                            YOUR VOTE IS IMPORTANT

    IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                               ----------------

                         PROXY STATEMENT FOR THE 2000
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 11, 2000

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Somnus Medical Technologies, Inc. (the "Company" or "Somnus"), for use at the Annual Meeting of Stockholders to be held Thursday, May 11, 2000 at 10:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 285 North Wolfe Road, Sunnyvale, CA 94086. The Company's telephone number at that location is (408) 773-9121.

   These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed on or about April 12, 2000 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Stockholders of record at the close of business on March 30, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 14,464,105 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 127 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $4.531 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to American Securities Transfer and Trust, Inc., 12039 W. Alameda Parkway, Suite Z-2, Lakewood, CO 80228 (Attention: Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

   The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

   The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class III directors and the one Class I director, for the amendments of the Director Plan, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than November 30, 2000 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of the Company's Common Stock as of March 30, 2000, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                        Shares    Approximate
                                                     Beneficially   Percent
Name and Address of Beneficial Owner                    Owned       Owned(1)
------------------------------------                 ------------ -----------
Medtronic Asset Management, Inc.....................  1,190,286       8.2%
 Attn: Michael Ellwein
 7000 Central Avenue NE
 Minneapolis, MN 55432-3576

Stuart D. Edwards(2)................................  1,003,900       6.9%
 Genesis Medical, Inc.
 524 Weddell Drive, Ste 4
 Sunnyvale, CA 94089

The Travelers Insurance Group, Inc..................  1,000,000       6.9%
 Attn: Don Scudder
 One Tower Square
 Hartford, CT 06183

Larry N. Feinberg...................................    917,300       6.3%
 c/o Oracle Investment Management, Inc.
 712 Fifth Avenue
 45th Floor
 New York, NY 10019

AWM Investment Company(3)...........................    858,700       5.9%
 153 East 53rd Street
 New York, NY 10022

HBP Associates LP...................................    778,667       5.4%
 Attn: Howard P. Berkowitz
 888 Seventh Avenue
 New York, NY 10106

David B. Musket(4)..................................    407,638       2.8%

John G. Schulte(5)..................................    188,083       1.3%

Gary R. Bang(6).....................................    153,717       1.1%

Robert D. McCulloch(7)..............................    115,818          *

Robert D. Campbell(8)...............................     75,047          *

John C. Meyer(9)....................................     45,408          *

Woodrow A. Myers, Jr., M.D.(10).....................     30,438          *

Edward H. Luttich(12)...............................     15,000          *

Abhi Acharya(11)....................................     11,875          *

Steven J. Ojala(12).................................     10,000          *

Mark Logan(13)......................................      3,125          *

All directors and executive officers as a group (14
 persons)...........................................  2,060,049      14.2%

--------
  * Less than 1%

 (1) Applicable percentage ownership is based on 14,464,105 shares of Common Stock as of March 30, 2000, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

 (2) Includes options to purchase up to 200,000 shares.

 (3) Consists of 644,600 shares held by Special Situations Fund III, and MGP Advisors Limited Partnership, and 214,100 shares held by Special Situations Fund Cayman Fund, L.P. and AWM Investment Company, Inc.

 (4) Includes options to purchase up to 10,938 shares and warrants to purchase 5,000 shares exercisable within 60 days after March 30, 2000.

 (5) Includes options to purchase up to 180,583 shares exercisable within 60 days after March 30, 2000.

 (6) Includes options to purchase up to 46,667 shares exercisable within 60 days after March 30, 2000.

 (7) Includes options to purchase up to 101,750 shares exercisable within 60 days after March 30, 2000.

 (8) Includes options to purchase up to 67,916 shares exercisable within 60 days after March 30, 2000.

 (9) Includes options to purchase up to 35,408 shares exercisable within 60 days after March 30, 2000.

(10) Includes options to purchase up to 28,438 shares exercisable within 60 days after March 30, 2000.

(11) Includes options to purchase up to 6,875 shares exercisable within 60 days after March 30, 2000.

(12) Includes no options to purchase shares exercisable within 60 days after March 30, 2000.

(13) Includes options to purchase up to 3,125 shares exercisable within 60 days after March 30, 2000.

Compliance with Section 16(a) Filing Requirements

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 1999 (the "Last Fiscal Year"), Ron Byron, an officer of the Company, Debra Young, a former employee, and Robert Campbell, an officer of the Company, each failed to timely file one Form 4. Further, Mark Logan, a director of the Company failed to timely file one Form
3. Finally, Abhi Acharya, David B. Musket and Woodrow A. Meyers, directors of the Company, each failed to timely file one Form 5.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Director and Nominees for Director

   Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, three directors in Class II and two directors in Class
III. Two Class III directors are to be elected at the Annual Meeting. In addition one Class I director will be elected at the Annual Meeting. The Class I and Class II directors will be elected at the Company's 2001 and 2002 Annual Meetings of Stockholders, respectively. Each of the Class III directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The Class I director elected at the Annual Meeting will hold office until the 2001 Annual Meeting or until his successor has been duly elected and qualified.

   In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

   The names of the two Class III nominees and one Class I nominee for election to the Board of Directors at the Annual Meeting, their ages of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class II directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                       Director
Name                         Age         Principal Occupation           Since
----                         ---         --------------------          --------
Nominees for Class III
 Directors
Stuart D. Edwards(1).......   54 President, Chief Executive              1996
                                  Officer and Chairman of the Board
                                  of Genesis Medical, Inc.

Woodrow A. Myers, Jr.,        46 Director, Healthcare Management, Ford   1997
 M.D.(1)...................       Motor Company

Nominee for Class I
 Director
Mark B. Logan(1)...........   61 Chairman and Chief Executive            1999
                                  Officer of VISX, Inc.

Continuing Class I Director
David B. Musket(2).........   41 President, Musket Research              1996
                                  Associates, Inc.

Continuing Class II
 Directors
Gary R. Bang(2)............   53 Independent Consultant                  1999

John G. Schulte............   51 Chief Executive Officer and President   1999

Abhi Acharya...............   59 Independent Consultant                  1999

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

   There are no family relationships among any of the directors or executive officers of the Company.

Directors to be Elected at the Annual Meeting

   Stuart D. Edwards founded the Company and served as Chairman of the Board, Chief Executive Officer and President of the Company from its founding in January 1996 through December 1998. Mr. Edwards currently serves as a member of the Board of Directors, as well as the Company's Chief Technical Officer. Since November 1999, Mr. Edwards has been principally employed as President, Chief Executive Officer and Chairman of the Board of Genesis Medical, Inc., a private company which develops minimally invasive medical devices for the treatment of female urinary incontinence and other genito-urinary conditions. From January 1999 to October 1999 Mr. Edwards was principally employed as the Chief Executive Officer and President of Conway-Stuart Medical, Inc. a private company which develops minimally invasive medical devices for the treatment of esophageal reflux. From July 1992 to May 1995, Mr. Edwards served as President, Chief Executive Officer, and Chairman of the Board of VidaMed, Inc., a public medical device company co-founded by Mr. Edwards, which develops minimally-invasive surgical systems. He continues to serve as a board member of such company. Mr. Edwards holds a Certificate in Mechanical Engineering from the Union of Educational Institutions in England.

   Mark B. Logan has served as a Director of the Company since December 1999. Since 1994 Mr. Logan has served as Chairman of the Board and Chief Executive Officer of VISX, Inc., a medical device company. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc. Previously, Mr. Logan held senior management positions at Bausch and Lomb, Inc., Becton, Dickinson & Co., and American Home Products, Inc. He received a B.A. from Hiram College and a P.M.D. from Harvard Business School. He currently serves on the Board of Directors of Abgenix, Inc. and Vivus, Inc. Mr. Logan replaces David Douglas, a General Partner at Delphi Ventures, who stepped down from the board.

   Woodrow A. Myers, Jr., M.D. has served as a Director of the Company since August 1997. Since November 1995, Dr. Myers has served as the Director, Healthcare Management, of Ford Motor Company. From August 1991 to October 1995, Dr. Myers served as Senior Vice President and Corporate Medical Director of the Associated Group. From January 1990 to July 1991 he served as the Commissioner of Health of New York City and as an Assistant Professor of Medicine at Cornell Medical College. Dr. Myers holds a B.S. in Biological Science from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from Stanford University.

Directors Whose Terms Extend Beyond the Annual Meeting

   Abhi Acharya has served as a Director of the Company since his appointment in March 1999. Dr. Acharya has over 25 years of experience in the medical device field and is currently an independent consultant. In 1998, he served as the Senior Vice President of Regulatory Affairs, Quality and Clinical Research for EndoTex Interventional Systems. From 1994 to 1997, he was Vice President of Regulatory Affairs, Quality Assurance and Clinical Research at Target Therapeutics, Inc. From 1993 to 1994, he served as the Senior Technical Advisor for Biometric Research Institute, Inc. From 1979 to 1993, Dr. Acharya held various positions, including Director of the Division of Cardiovascular, Respiratory and Neurological Devices, Chief of Surgical Devices Branch and Chief of the Contact Lens Branch and Engineering and Physical Science Branch for the Office of Device Evaluation, Center for Devices and Radiological Health, Food and Drug Administration. Dr. Acharya holds a B. Tech in Metallurgical Engineering from the Indian Institute of Technology, and an M.S. and a Ph.D in Biomedical Engineering from Northwestern University.

   Gary R. Bang has served as Chairman of the Board of Directors since his appointment in January 1999. Mr. Bang has over 25 years of experience in the healthcare field. From 1993 to 1997, he was President, CEO and Director of Target Therapeutics, Inc. Before joining Target, Mr. Bang worked for Baxter International for 19 years. He held various positions including President of the Pharmaseal Surgical Division, Vice President, Sales and Marketing of Baxter U.K., and President and Vice President of several medical products divisions. Mr. Bang serves on the board of Spectranetics Corp., a public cardiovascular laser company. He holds a B.A. in Economics from Northwestern University and an M.B.A. in Finance and Accounting from the University of Chicago.

   David B. Musket has served as a Director of the Company since November 1996 as a designated representative of INVESCO Trust Company, an investor in the Company. Since August 1991, he has been President of Musket Research Associates, Inc. (MRA), an investment banking firm specializing in healthcare, and of DBM Corporate Consulting Group. Since June 1996, he has also been a Managing Member of ProMed Management, LLC, a money management company focusing on both public and private healthcare companies.

   John G. Schulte has served as President, Chief Executive Officer and Director of the Company since January 1999. From 1997 through 1998, Mr. Schulte was President, Surgical Products Division of Genzyme Corporation. From 1996 to 1997, he was Senior Vice President and General Manager at Target Therapeutics, Inc. From 1992 to 1996, Mr. Schulte was President of the US Catheters and Instruments Division of C.R. Bard, Inc. Prior to that, Mr. Schulte served as President and Chief Executive Officer of Crystals Products, Inc., a start-up disgnostics firm. He is a member of the Board of Directors of Spectranetics Corporation. Mr. Schulte holds a B.A. from the College of the Holy Cross and an M.B.A. from Boston University.

Vote Required

   The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class III directors, and the one nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as Class I director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Directors Compensation

   The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1999.

   The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

   The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. This Committee, which currently consists of directors Gary Bang and David Musket, held five meetings during 1999.

   The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. This Committee, which consists of directors Mark Logan, Stuart Edwards and Woodrow Myers held twelve meetings during 1999.

Compensation of Directors

   Directors of the Company who are not otherwise compensated by the Company receive $2,000 for each meeting they attend in person, or $1,000 for each meeting they attend by telephone, and directors may be reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. Directors also receive option grants for their participation as Board members pursuant to the 1997 Director Stock Option Plan (the "Director Plan") is described in detail under Proposal No. 2.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

   In November 1998, the Company and Stuart Edwards agreed to the termination of his employment agreement, pursuant to which Mr. Edwards was granted (1) two years of severance payments equal to his annual salary, (2) a $100,000 severance adder, (3) full vesting on his outstanding option and (4) an additional option immediately exercisable on January 1, 1999 for 100,000 shares of Common Stock at the fair market value on the date of grant. As of December 31, 1999, Mr. Edwards was indebted to the Company for short-term loans totaling, in the aggregate, $28,926, which amount is being repaid by Mr. Edwards over a remaining term of approximately 11 months.

   In connection with the Company's Series B Preferred Stock financing, MRA and the Company entered into an agreement whereby for each 1% of the shares actually sold in the Company's initial public offering that were purchased by investors or parties directly affiliated with investors identified by MRA in the Series B Preferred Stock financing, MRA would be granted options or warrants to purchase 1,000 shares of Common Stock at a price equivalent to the initial public offering price. On January 13, 1998, 5,000 of such options or warrants were issued, which have a five year term and are entitled to antidilution and piggyback registration rights

   On December 28, 1998, the Company entered into a consulting agreement with Gary Bang, the Company's Chairman of the Board of Directors, whereby Mr. Bang has agreed to provide the Company with approximately 50 days of consulting per year in exchange for a monthly consulting fee of $8,333.33. Additionally, pursuant to such consulting agreement, Mr. Bang received 80,000 fully vested shares of the Company's Common Stock at the fair market value on the date of grant.

   On August 25, 1998, the Company's Board of Directors approved an amendment to reprice options outstanding under the Stock Plan with exercise prices over $7.50 per share. Holders of such options were offered the choice of retaining their existing options without amendment or accepting the amendment of their stock options. The exercise price of the amended options is $3.375 per share, which equals the fair market value of the Company's Common Stock on September 18, 1998. The principal features (including the number of shares, vesting and expiration date) of the repriced options were not affected. However, all repriced options are subject to a blackout period, pursuant to which such options may not be exercised until after September 18, 1999.

   On December 8, 1999 the Board of Directors authorized the acceleration of vesting of options to each officer of the Company. Pursuant to this arrangement, each officer of the Company may immediately vest a portion of their options on a change in control, and any remaining options if, within a year of the change in control, the officer is either terminated, constructively terminated or the Company headquarters moves more than 30 miles from its current location.

   The Company has employment agreements with certain of its officers. See "Employment Agreements."

                              EXECUTIVE OFFICERS

   The following table sets forth information as of December 31, 1999 regarding executive officers of the Company.

Name                     Age                           Position
----                     ---                           --------
John G. Schulte.........  51 Chairman of the Board, Chief Executive Officer and President

Robert D. McCulloch.....  38 Vice President Finance, Chief Financial Officer and Chief
                              Information Officer

Ron D. Byron............  42 Vice President and General Manager, Somnus Europe

Robert D. Campbell......  45 Vice President, Sales and Marketing

Edward H. Luttich.......  44 Vice President, Research and Development

John C. Meyer...........  55 Vice President, Human Resources

Steven J. Ojala.........  53 Vice President, Clinical, Quality and Regulatory Affairs

Brad L. Steadman........  43 Vice President, Manufacturing

   John G. Schulte, biographical information, infra., at Proposal No. 1.

   Robert D. McCulloch joined Somnus in October 1997 as Corporate Controller and was promoted to Vice President of Finance and CFO in August 1998 and appointed CIO in July 1999. From 1996 to 1997, Mr. McCulloch was Director of Accounting and Finance at Target Therapeutics, Inc. where he played an integral role in the growth of the company's revenues to more than $100 million, and was a key member of the team that effected the $1.1 billion acquisition of Target by Boston Scientific Corp. From 1991 to 1995, he served as General Accounting Manager/Business Process Manager at Anthem Electronics, Inc., and also spent more than eight years in public accounting with PricewaterhouseCoopers LLP. Mr. McCulloch is a Chartered Accountant, a Certified Public Accountant and a member of the Institute of Cost and Management Accountants. He holds a Bachelor of Commerce degree from Rhodes University in South Africa.

   Ron D. Byron, formerly European Business Manager of Medtronic, Inc.'s Upper Airway Venture, has served as Vice President and General Manager for Somnus Europe since July 1998. Mr. Byron has 12 years of sales/marketing experience in the pharmaceutical and medical device industry and served as European Business Manager of Medtronic, Inc.'s Upper Airway Venture from April 1998 to July 1998. Prior to that, Mr. Byron was International Marketing Manager for St. Jude Medical from July 1995 to March 1998. While at St. Jude, Mr. Byron covered several international territories including Europe, the Middle East and South Africa. From 1990 to 1995, Mr. Byron held several sales and marketing positions at American Cyanamid, Inc. (Lederle Pharmaceutical Division). Mr. Byron holds a B.Sc. from the Academy of Sport Science & Physical Education in Arnhem, The Netherlands and an MBA from the Glasgow University Business School in Scotland.

   Robert D. Campbell has served as Vice President of Sales and Marketing for the Company since October 1999. From July 1998 to September 1999, Mr. Campbell served as Vice President of Sales for the Company. From August 1997 to June 1998, Mr. Campbell was Western Regional Sales Manager, Director of Sales and VP of North American Sales for the Company. From July 1995 to August 1997, Mr. Campbell was a sales representative with Karl Storz Endoscopy Inc. From June 1994 to July 1995, he was Regional Manager for Enterprise Systems, Inc., a manufacturer of software for hospital inventory management and scheduling. From 1992 to 1994 Mr. Campbell owned and managed a business in a non-related industry. Prior to that Mr. Campbell was Vice President of Corporate Accounts for Criticare Systems, Inc., and held several sales management positions at Nellcor Puritan Bennett, Inc., a developer of diagnostic and therapeutic products for respiratory disorders.

   Edward H. Luttich has served as Vice President of Research and Development for the Company since November 1999. Mr. Luttich comes to Somnus after eight years at Medtronic PS Medical, a manufacturer of implantable medical devices for neurosurgery. Mr. Luttich held a series of technical and operations management positions with Medtronic PS Medical. He served as Director of Operations from December 1998 to November 1999, Director of Research, Development and Engineering from August 1996 to December 1998, and as Director of Engineering from September 1991 to August 1996. Prior to its acquisition by Medtronic, he was instrumental in the development and evolution of PS Medical's technical and operations organizations. Under his leadership, the organization developed and brought to market revolutionary processes to surface treat silicone products, state of the art implanted application systems for spinal opiates and market leading valve systems for treatment of hydrocephalus. He has a B.S. in Mechanical Engineering from the University of Pennsylvania with advanced course work at Wharton and Pepperdine Universities.

   John C. Meyer has served as Vice President of Human Resources for the Company since January 1999. He has a broad track record covering 25 years at the executive level of Human Resources. Prior to joining Somnus, he was Vice President of Human Resources at Vivus, Inc. a urology company, from February to December 1998. He also served as Vice President of Human Resources at Target Therapeutics, an interventional neuroradiology company which was acquired in 1997 by Boston Scientific, from January 1996 to September 1997. Prior to that, he served as Vice President of HR at Chipcom, Inc. from 1991 to 1995. Chipcom designs, manufactures, markets and services intelligent switching systems including a broad range of hub, internetworking and network management products. Mr. Meyer has a B.S. in Business from Colorado State University.

   Steven J. Ojala has served as Vice President of Clinical, Quality and Regulatory Affairs for the Company since October 1999. Dr. Ojala brings 25 years experience in the medical device, pharmaceutical and biological product industries to Somnus. Most recently, he served as Vice President of Regulatory, Clinical and Quality for IMPRA, a leading manufacturer of implantable vascular grafts, from October 1998 to September 1999. Prior to this assignment, from February 1997 to February 1998, Dr. Ojala was Corporate Vice President and Chief Technology Officer at R.P. Scherer, a drug delivery company, where he managed worldwide operations for Research and Development, Corporate Engineering, Regulatory, Quality and Information Technology. He previously spent May 1994 to January 1997 in Copenhagen, Denmark as Senior Vice President of Quality and Regulatory operations at Novo-Nordisk, a $3 billion diversified pharmaceutical, biotechnology and industrial enzyme company. Dr. Ojala received his undergraduate degree from the University of California, Berkeley, an MBA from Golden Gate University in San Francisco, and his Ph.D. from West Virginia University.

   Brad L. Steadman has served as Vice President of Manufacturing for the Company since September 1999. Mr. Steadman has 20 years experience in the medical industry, and was most recently Director of Operations in the plastics division at Boston Scientific-Target from January 1997 to September 1999, where he was responsible for manufacturing, production control, manufacturing engineering and quality control. Also at Boston Scientific-Target, he served as Director of Extrusion from April 1996 to January 1997. Prior to Target, he served as Vice President of Operations for Autogenics, a heart valve startup, from December 1995 to April 1996 and as General Manager with Quintex Corporation from January to August 1995. He has a B.S. from the University of Arizona in Nuclear Engineering and a certificate in Biomedical Engineering from the University of California at Irvine.

Employment Agreements

   John G. Schulte. The Company has entered into an agreement relating to the employment of John Schulte whereby the Company has agreed to provide Mr. Schulte with severance benefits during the first two years of employment in the event of termination without cause consisting of 12 months continued salary, insurance benefits, bonus and option vesting. The agreement also provides that, upon an acquisition, merger or sale of a majority of the Company's assets, Mr. Schulte will receive one year continued salary, insurance benefits and bonus, and all of his outstanding stock options will fully and immediately vest.

   Robert D. McCulloch. The Company has entered into an agreement relating to the employment of Robert D. McCulloch whereby the Company has agreed to provide Mr. McCulloch with severance benefits during the first two years of employment in the event of termination without cause consisting of 12 months continued salary, insurance benefits, bonus and option vesting. The agreement also provides that upon an acquisition, merger or sale of a majority of the Company's assets, Mr. McCulloch will receive six months continued salary, insurance benefits and bonus, and all his outstanding stock options will fully and immediately vest.

   Robert D. Campbell. The Company has entered into an agreement relating to employment of Robert D. Campbell whereby the Company has agreed to provide Mr. Campbell with severance benefits during the first year of employment in the event of termination without cause consisting of 6 months continued salary, insurance benefits, bonus and option vesting.

   John C. Meyer. The Company has entered into an agreement relating to the employment of John C. Meyer whereby the Company has agreed to provide Mr. Meyer with severance benefits in the event of termination without cause consisting of 6 months continued salary, insurance benefits, and bonus. This agreement also provides that, upon an acquisition that results in the elimination of his position or transfer to a location outside the Bay Area, Mr. Meyer will receive 6 months continued salary, insurance benefits, and bonus.

Executive Officer Compensation

   Summary Compensation Table. The following table sets forth information for the years ended December 31, 1999, 1998 and 1997 regarding the compensation of the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                          Annual Compensation        Awards
                                          ----------------------- ------------
                                                                   Securities
                                                                   Underlying     All Other
    Name and Principal Position      Year Salary ($)    Bonus ($)   Options      Compensation
    ---------------------------      ---- ----------    --------- ------------   ------------
John G. Schulte..................... 1999  250,000       57,700     510,000(1)      99,594(2)
 Chief Executive Officer and                                         84,660(3)
 President

Robert D. McCulloch................. 1999  161,308(4)    33,322      20,000(5)
 Vice President, Finance,            1998  128,069        8,410     132,000(6)
 Chief Financial Officer and         1997   23,004       10,000      60,000(7)
 Chief Information Officer

Robert D. Campbell.................. 1999  150,000(8)    30,293      20,000(9)       7,200(10)
 Vice President, Sales and           1998  111,731(11)    1,327      85,000(12)     77,195(13)
 Marketing                                                           25,000(14)
                                     1997   29,135          --       15,000(15)     19,576(16)

John C. Meyer....................... 1999  150,769(17)   32,312      16,600(18)
 Vice President, Human Resources                                    100,000(19)

--------
 (1) On January 4, 1999, Mr. Schulte received an option to purchase 510,000 shares of the Company's Common Stock.
 (2) Consists of a $6,000 automobile allowance, $26,617 in moving expenses, and $66,977 in temporary housing reimbursement.
 (3) On November 11, 1999, Mr. Schulte received an option to purchase 84,660 shares of the Company's Common Stock.
 (4) During 1999, Mr. McCullochs' annual salary was $150,000 until February, when his annual salary increased to $157,500. In July Mr. McCullochs' annual salary increased to $165,000.
 (5) On November 11, 1999, Mr. McCulloch received an option to purchase 20,000 shares of the Company's Common Stock.
 (6) On August 20, 1998, Mr. McCulloch received an option to purchase 132,000 shares of the Company's Common Stock.

 (7) In September 1997, Mr. McCulloch received an option to purchase 60,000 shares of the Company's Common Stock.
 (8) During 1999, Mr. Campbell's annual salary was $130,000 until January, when his annual salary increased to $150,000.
 (9) On November 11, 1999, Mr. Campbell received an option to purchase 20,000 shares of the Company's Common Stock.
(10) Consists of automobile allowance.
(11) During 1998, Mr. Campbell's annual salary was $75,000 until February, then $100,000 until June, when his annual salary was increased to $130,000.
(12) In August 1998, Mr. Campbell received an option to purchase 85,000 shares of the Company's Common Stock.
(13) Consists of $6,923 in automobile allowance and $70,270 in commissions.
(14) In March 1998, Mr. Campbell received an option to purchase 25,000 shares of the Company's Common Stock, which was repriced from $9.25 to $3.375 in August 1998.
(15) In August 1997, Mr. Campbell received an option to purchase 15,000 shares of the Company's Common Stock.
(16) Consists of commissions.
(17) Mr. Meyer joined the Company in January 1999. His annual salary was
     $160,000.
(18) On November 11, 1999, Mr. Meyer received an option to purchase 16,600 shares of the Company's Common Stock.
(19) On February 26, 1999, Mr. Meyer received an option to purchase 100,000 shares of the Company's Common Stock.

   Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1999 to each of the Named Executive Officers:

                         Option Grants in Fiscal 1999

                                        Individual Grants
                         ------------------------------------------------
                                                                              Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                                    % of Total                             Rates of Stock
                         Number of   Options                                    Price
                         Securities Granted to                            Appreciation for
                         Underlying Employees                              Option Term(4)
                          Options   in Fiscal     Exercise     Expiration -----------------
Name                     Granted(1)  Year(2)   Price ($/Sh)(3)    Date       5%      10%
----                     ---------- ---------- --------------- ---------- ------- ---------
John G. Schulte.........  510,000      25.3         2.625       01/04/09  841,933 2,133,623
                           84,660       4.2         1.469       11/11/09   78,202   198,180
Robert D. McCulloch.....   20,000       1.0         1.469       11/11/09   18,474    46,818
Robert D. Campbell......   20,000       1.0         1.469       11/11/09   18,474    46,818
John C. Meyer...........  100,000       5.0         2.875       02/26/09  180,807   458,201
                           16,600       0.8         1.469       11/11/09   15,334    38,859

--------
(1) Options were granted under the Stock Plan and generally vest over four years from the date of grant.
(2) Based on an aggregate of options to purchase 2,014,935 shares of the Company's Common Stock granted to employees and directors of the Company, including the Named Executive Officers for the year ended December 31, 1999.
(3) The exercise price per share of each option was, unless repriced, equal to the closing price of the Common Stock at close of market on the date of grant.
(4) The potential realization value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock of the Company on the date of the grant appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock growth.

   Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth the information with respect to stock option exercises during the year ended December 31, 1999, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1999.

                 Aggregate Option Exercises in Fiscal 1999 and
                            Year-End Option Values

                                                          Number of Securities
                                                         Underlying Unexercised     Value of Unexercised
                                                               Options At          In-the-Money Options at
                                                          December 31, 1999 (#)   December 31, 1999 ($)(1)
                          Shares Acquired     Value     ------------------------- -------------------------
Name                     Upon Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------------- ------------ ----------- ------------- ----------- -------------
John G. Schulte.........         --             --         1,764       592,896       2,039       95,844
Robert D. McCulloch.....         --             --        80,917       131,083         482       22,642
Robert D. Campbell......         --             --        52,813        92,187         482       22,642
John C. Meyer...........         --             --           346       116,254         400       18,793

--------
(1) The fair market value of Somnus Medical Technologies, Inc.'s Common Stock at the close of business on December 31, 1999, was $2.625 per share.

Board Compensation Committee Report on Executive Compensation

   The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

   The Compensation Committee of the Board of Directors (the "Committee"), comprising three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

   Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  .  Motivate executives to achieve optimum performance for the Company;

  . Align the financial interest of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

   Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishing and reviewing general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

   1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

   2. Long-Term Incentives. The Company's 1996 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity.

1999 Compensation for the Chief Executive Officer

   In determining Mr. Schulte's salary for 1999, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Schulte's experience and knowledge. The Committee determined that it was appropriate for Mr. Schulte's annual salary to be $250,000 commencing in January, 1999. On January 4, 1999 Mr. Schulte received options to purchase 510,000 shares. In addition, on November 11, 1999, Mr. Schulte received options to purchase 84,660 shares.

Section 162(m) of the Internal Revenue Code Limitations on Executive
Compensation

   In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1997. Grants under the Stock Plan will not be subject to the deduction limitation if the stockholders approve the Stock Plan, including the option grant limitations described below.

   Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such person, the Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 450,000 shares of Common Stock. In addition, the Stock Plan provides that in connection with an employee's initial employment, the employee may be granted an additional 450,000 shares of Common Stock.

   The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          Mark B. Logan
                                          Stuart D. Edwards
                                          Woodrow A. Myers, Jr., M.D.

Stock Performance Graph

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") and the Hambrecht & Quist Healthcare, Excluding Biotechnology index ("H&Q Healthcare Index") for the period beginning on November 6, 1997, the Company's first day of trading after its initial public offering, and ending on December 31, 1999.

                          [LOGO OF PERFORMANCE CHART]

                                                               Cumulative Total Return
                                                      ---------------------------------------------
                                                      11/6/97  11/97  12/97  1/98  2/98  3/98  4/98
SOMNUS MEDICAL TECHNOLOGIES, INC.                       100      110    121    93    86   113   114
NASDAQ STOCK MARKET (U.S.)                              100      101     99   102   112   116   118
HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY    100      102    105   105   115   120   123

                                                                     Cumulative Total Return
                                                      -------------------------------------------------------
                                                      5/98  6/98  7/98  8/98  9/98  10/98  11/98  12/98  1/99
SOMNUS MEDICAL TECHNOLOGIES, INC.                       95    78    62    36    30     30     28     29    25
NASDAQ STOCK MARKET (U.S.)                             111   119   117    94   108    112    123    139   159
HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY   118   122   120    99   108    113    124    128   122

                                                                      Cumulative Total Return
                                                      -----------------------------------------------------
                                                      2/99  3/99  4/99  5/99  6/99  7/99  8/99  9/99  10/99
SOMNUS MEDICAL TECHNOLOGIES, INC.                       27    25    28    24    31    27    23    24     21
NASDAQ STOCK MARKET (U.S.)                             145   156   160   156   170   168   175   174    187
HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY   119   122   118   121   125   122   120   108    106

                                                       Cumulative
                                                      Total Return
                                                      -------------
                                                      11/99  12/99
SOMNUS MEDICAL TECHNOLOGIES, INC.                        18     25
NASDAQ STOCK MARKET (U.S.)                              207    252
HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY    112    112

--------
* $100 INVESTED ON 11/6/97 IN STOCK OR ON 10/31/97 IN INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

* The graph assumes that $100 was invested on November 6, 1997 in the Company's Common Stock, the Nasdaq U.S. Index and the H&Q Healthcare Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Research Data Group, Inc.

                                 PROPOSAL TWO

                    AMENDMENT OF 1997 DIRECTOR OPTION PLAN

   At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company's 1997 Director Option Plan (the "Director Plan") to increase the option shares of Common Stock that each Outside Director (as defined below) shall be granted automatically upon joining the Board from 20,000 shares to 30,000 shares, and to increase the annual option grant issued to each Outside Director from 5,000 shares to 7,500 shares. The adoption of the Director Plan was approved by the Board of Directors and the stockholders in September 1997. The current proposed amendment of the Director Plan was approved by the Board of Directors in December 1999. As of the Record Date, options to purchase an aggregate of 106,667 shares of the Company's Common Stock were outstanding, with a weighted average exercise price of $2.483 per share, and 328,333 shares were available for future grant. No shares have been purchased pursuant to exercise of stock options under the Director Plan.

   The Director Plan provides for the grant of nonqualified stock options to non-employee directors of the Company ("Outside Directors") pursuant to an automatic, non-discretionary grant mechanism. The Company believes that the grant of options to the Outside Directors has enabled the Company to attract and retain directors with the talent that it continues to require.

   The essential terms of the Director Plan are summarized as follows:

Purpose

   The purposes of the Director Plan are to attract and retain the best available Outside Directors, to provide additional incentive to the Outside Directors to serve as directors and to encourage their continued service on the Board of Directors.

Automatic, Non-Discretionary Grants and Eligibility

   The Director Plan provides that each future Outside Director is automatically granted an option to purchase up to 20,000 shares (30,000 shares, if this Proposal is adopted) of Common Stock of the Company on the date upon which such person becomes an Outside Director (the "Initial Option"). Each Outside Director is automatically granted an option purchase up to 5,000 shares (7,500 shares, if this Proposal is adopted) of Common Stock (the "Subsequent Option") each year on the date of the Company's annual meeting of stockholders (if, on such date, he or she has served as a director for at least the preceding six months), so long as he or she remains an Outside Director.

Terms of Options

   Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

   (1) Exercise of the Option: The options granted under the Director Plan may be exercised after the shares subject to the option become vested. The Director Plan provides for vesting of one forty-eighth ( 1/48) of the shares subject to any Initial Option and any Subsequent Option at the end of each month. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, delivery of already-owned shares of the Company's Common Stock (subject to certain conditions), or any combination of the foregoing methods of payment. Payment may also be made by a cashless exercise program implemented by the Company in connection with the Director Plan.

   Options may be exercised at any time on or following the date the options are first exercisable. An Option may not be exercised for a fraction of a share.

   (2) Option Price: The option price of nonqualified stock options granted under the Director Plan is equal to 100% of the fair market value of the Company's Common Stock on the date the option is granted. For purposes of the Director Plan, fair market value is defined as the closing price per share of the Company's Common Stock on the date of grant as reported on The Nasdaq National Market.

   (3) Termination of Service as a Director: The Director Plan provides that if the optionee's status as an Outside Director of the Company is terminated for any reason, other than death or total and permanent disability, options may be exercised within three months after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

   (4) Death: If an optionee should die while he or she is an Outside Director of the Company, options may be exercised at any time within twelve months after the date of death but only to the extent that such options were exercisable on the date of death and in no event later than the expiration of the term of such option.

   (5) Disability: If an optionee's status as an Outside Director is terminated due to a disability, such options may be exercised at any time within twelve months from the date of such termination, but only to the extent that such options were exercisable on the date of termination of the individual's status as an Outside Director and in no event later than the expiration of the term of such option.

   (6) Termination of Options: Options granted under the Director Plan expire ten years from the date of grant. No option may be exercised by any person after such expiration.

   (7) Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

Adjustment Upon Changes in Capitalization

   In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options, which have not been previously exercised, automatically terminate immediately prior to the consummation of such action. In the event of a merger of the Company with or into another corporation or sale of substantially all of the assets of the Company, all outstanding options will be assumed or an equivalent option substituted by the successor corporation. If an option is assumed or substituted by the successor corporation, such option will continue to be exercisable pursuant to its own terms for so long as the optionee serves as a director of the Company or of the successor corporation. Following such assumption or substitution, if the optionee's status as a director of the Company or of the successor corporation is terminated other than upon a voluntary resignation by the optionee, his or her option will immediately become fully exercisable. If the options are not assumed or substituted by the successor corporation, such options will immediately become fully exercisable but terminate 30 days from the date notice is given to the optionee of the fully vested status of his or her option.

Amendment and Termination

   With the exception of the administration of the Director Plan, including the number, frequency and price of grants and the eligibility and vesting of options, the Board of Directors may amend the Directors Plan at any time or from time to time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required for any amendment which increases the number of shares which may be issued under the Director Plan or for any amendment that would be required to enable the Director Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Director Plan without the consent of the optionee. In any event, the Director Plan will terminate in September 2007.

Tax Information

   Options granted under the Director Plan are nonqualified options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Plan

   The grant of options under the Director Plan to Outside Directors is automatic and non-discretionary. During fiscal 1999, all current Outside Directors as a group received options to purchase 75,000 shares pursuant to the Director Plan. No other employee or director of the Company received any shares pursuant to the Director Plan.

Vote Required

   The affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting will be required to approve the amendment of the Director Plan.

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE DIRECTOR PLAN.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Sunnyvale, California
April 12, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       SOMNUS MEDICAL TECHNOLOGIES, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS


  The undersigned stockholder of Somnus Medical Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 12, 2000 and hereby appoints John. G. Schulte and Robert D. McCulloch or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2000 Annual Meeting of Stockholders of Somnus Medical Technologies, Inc. to be held on May 11, 2000 at 10:00 a.m., local time, at the Company's principal executive offices located at 285 North Wolfe Road, Sunnyvale, California 94086 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Election of Directors

   [_] FOR    [_] WITHHOLD
   NOMINEES CLASS III:   STUARD T. EDWARDS     WOODROW  A. MYERS, JR., M.D.    CLASS I:  MARK B. LOGAN
   THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT ABOVE.

2. To approve an amendment to the Company's 1997 Director Option Plan (the
   "Director Plan") to increase the option shares of Common Stock that each Outside Director shall be granted automatically upon joining the Board from 20,000 shares to 30,000 shares, and to increase the annual option grant issued to each Outside Director from 5,000 shares to 7,500 shares.

   [_] FOR    [_] WITHHOLD      [_] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

    [_] FOR   [_] WITHHOLD


                               SEE REVERSE SIDE

--------------------------------------------------------------------------------

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF TWO NOMINATED CLASS III DIRECTORS AND ONE CLASS I; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 DIRECTOR PLAN; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

  PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


                                         DATE: ______________________, 2000

                                         __________________________________

                                         __________________________________
                                                     SIGNATURE(S)

                                         __________________________________
                                                     SIGNATURE(S)

  NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.